UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2007

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2007, Genaera Corporation (the "Company") and Leanne M. Kelly, Senior Vice President and Chief Financial Officer, entered into an Agreement in the Event of a Change in Control of the Company (the "Agreement"). Pursuant to the Agreement, in the event Ms. Kelly's employment is terminated by the Company without cause within the 12-month period immediately following a Change of Control (as defined in the Agreement) or Ms. Kelly terminates her employment for Good Reason (as defined in the Agreement) within the six-month period immediately following a Change of Control, Ms. Kelly shall be entitled to a lump sum cash payment equal to one times her total base salary plus bonus compensation for the immediately preceeding calendar year. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
Exhibit
Number    Description
10.1        Agreement in the Event of a Change in Control of Genaera Corporation between the Company and Leanne M. Kelly dated June 7, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: June 12, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Agreement in the Event of a Change in Control of Genaera Corporation between the Company and Leanne M. Kelly dated June 7, 2007.